WAYNE SAVINGS BANKSHARES, INC.

                             BYLAWS

ARTICLE I. HOME OFFICE

     The home office of Wayne Savings Bankshares, Inc. (the
"Stock Holding Company") is located in the City of Wooster, County of Wayne, State of Ohio.

                    ARTICLE II.  STOCKHOLDERS

     Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the home office of the Stock Holding Company or at such other place in the State of Ohio as the Board of Directors may determine.

     Section 2. Annual Meeting. A meeting of the stockholders of the Stock Holding Company for the election of directors and for the transaction of any other business of the Stock Holding Company shall be held each year on the fourth Thursday in July if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a Saturday, Sunday or legal holiday, or on such other date as the Board may determine.

     Section 3. Special Meetings. Special meetings of the stockholders relating to a change in control of the Stock Holding Company or to an amendment of the Charter of the Stock Holding Company may be called only by the Board of Directors. Special meetings of the stockholders for any other purpose or purposes may be called at any time by the Chairman of the Board, the President, or a majority of the Board of directors, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than 50% of all the outstanding capital stock of the Stock Holding Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the Stock Holding Company addressed to the Chairman of the Board, the President or the Secretary.

     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order or such other procedures as the Board of Directors shall establish, unless otherwise prescribed by regulation of the Office of Thrift Supervision (the "Office"). The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.

     Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail to the address as it appears on the stock transfer books or records of the Stock Holding Company as of the record date prescribed in Section 6 of this
Article II, with postage prepaid. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purposes of determining stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not fewer than 10 days prior to the date on which

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the particular action, requiring such determination of
stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7. Voting Lists. At least 20 days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Stock Holding Company shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of stockholders shall be kept on file at the home office of the Stock Holding Company and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any stockholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     In lieu of making the stockholders list available for inspection by stockholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures described in Section 552.6(d) of the Office's regulations as now or hereafter in effect.

     Section 8. Quorum. A majority of the outstanding shares of the Stock Holding Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum.

     Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Stock Holding Company to the contrary, at any meeting of the stockholders of the Stock Holding Company any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

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     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Stock Holding Company, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Stock Holding Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Cumulative Voting. Stockholders shall not be entitled to cumulate their votes for election of directors.

     Section 13. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may, or on the request of not fewer than 10% of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the Board or the President.

     The duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     Section 14. Nominations for Director. Nominations of candidates for election as directors at any meeting of stockholders may be made (a) by or at the direction of a majority of the Board, or (b) by any stockholder of record entitled to vote at such meeting; provided that stockholder nominations shall be filed with the Secretary at least two weeks prior to the election.

     Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Stock Holding Company at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at the next annual meeting or at an adjourned, special, or annual meeting of the stockholders taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 16. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.

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                 ARTICLE III. BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Stock Holding Company shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

     Section 2. Number and Term. The Board of Directors shall consist of seven members and shall be divided into three classes. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, within the Stock Holding Company's normal lending area, for the holding of additional regular meetings without other notice than such resolution.

     Members of the Board of Directors may participate in regular meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute attendance for all purposes, including the purpose of compensation pursuant to Section 12 of this Article.

     Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Stock Holding Company unless the Stock Holding
Company is a wholly owned subsidiary of a holding company.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any three directors. The persons authorized to call special meetings of the Board of Directors may fix any place within Wayne County as the place for holding any special meeting of the Board of Directors called by such persons.

     Members of the Board of Directors may participate in special meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute attendance for all purposes, including the purpose of compensation pursuant to Section 12 of this Article.

     Section 6. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally, by telephone, or by telegram, or at least four days prior thereto when delivered by mail, postage prepaid, at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this
Article III.

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     Section 8.  Manner of Acting.  The act of the majority of
the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by applicable regulation or by these bylaws.

     Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Stock Holding Company addressed to the Chairman of the Board, the President, or the Secretary. Unless otherwise specified such resignation shall take effect upon receipt by the Chairman of the Board, the President, or the Secretary. The Board may, in its discretion by a majority vote, remove any director who has absented without authority of the Board from three consecutive meetings of the Board.

     Section 11. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders.

     Section 12. Compensation. Directors, as such, may receive stated compensation for their services. By resolution of the Board of Directors, a reasonable fixed sum or such other reasonable compensation, including reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

     Section 13. Presumption of Assent. A director of the Stock Holding Company who is present at a meeting of the Board of Directors at which action on any Stock Holding Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Stock Holding Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors. Any director may be removed for cause by a two-thirds vote of the Board. At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

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           ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

     Section 1. Executive Committee. At the first regular meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect an Executive Committee consisting of at least three members of the Board of Directors. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the power of the Board of Directors in the management and direction of the affairs of the Stock Holding Company in all cases where specific direction shall not have been given by the Board of Directors, except it shall not have the power to fill any vacancies among the Directors, or in any committee of the Directors. A majority of the Executive Committee shall be necessary to constitute a quorum, and the affirmative vote of a majority of the Executive Committee members shall be necessary to the passage of any resolution. The Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules, and it shall also meet at the call of the Chairman or any member of the Committee. All acts of the Executive Committee shall be subject at all times to the control and direction of the Board of Directors, and said Executive Committee shall make a report of its acts and transactions to the Board of Directors which shall form part of the records of the Stock Holding Company.

     Section 2. Other Committees. The Board of Directors may by resolution establish any committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Stock Holding Company and may prescribe the duties, constitution and procedures thereof. The Chairman of the Board and the President shall be members of all said committees with the exception of any examining (audit) committee, should such committee be established, the meetings of which they shall attend by invitation.

                       ARTICLE V. OFFICERS

     Section 1. Executive Officers. The executive officers of the Stock Holding Company shall be the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary, the Managing Officer, and any other officers designated by the Board as executive officers.

     Section 2. Election. The officers of the Stock Holding Company, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen annually by the Board to serve at the pleasure of the Board. Each officer shall hold his office until he shall die, retire, resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified, and shall perform such duties as are prescribed in the Constitution or as the Board may from time to time determine.

     Section 3. Subordinate Officers. The Stock Holding Company shall have a Treasurer and may have, at the discretion of the Board, one or more Vice Presidents, and Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may appoint, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate the authority to appoint, and to fix the compensation of, any subordinate officer or officers to any executive officer of the Stock Holding Company. Any person may hold more than one office, executive or subordinate.

     Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Board (without prejudice, however, to the rights, if any, of an officer under any contract of employment with the Stock Holding Company).

     Any officer may resign at any time by giving written notice to the Board or to the President or to the Secretary of the Stock Holding Company, without prejudice, however, to the rights, if any, of the Stock Holding Company under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt or at any later time specified therein and accepted by the Board.

     Section 5. Vacancies. A vacancy in any executive office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board for the unexpired portion of the term.

     Section 6.  Compensation.  The Board shall fix the
compensation of all of the officers of the Stock Holding Company, except in the case of subordinate officers with respect to whom the authority to fix compensation has been delegated pursuant to
Section 3 of this Article V.

     Section 7. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these Bylaws.

     Section 8. Vice Chairman of the Board. The Vice Chairman of the Board shall, if present, preside over meetings of the Board at which the Chairman of the Board is not present, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these Bylaws.

     Section 9. President. Subject to any powers that may be given by the Board to the Chairman of the Board, the President shall be the chief executive officer of the Stock Holding Company and shall, subject to the control of the Board, have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such other powers and duties as the Board shall from time to time prescribe.

     Section 10. Secretary. The Secretary shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board and committees thereof in a book to be provided for that purpose, and shall attend to the giving and serving of all notices of meetings of stockholders and directors, and any other notices required by law to be given. The Secretary shall be custodian of the corporate seal, if any, and shall affix the seal to all documents and papers requiring such seal. The Secretary shall have such other powers and duties as the Board from time to time shall prescribe.

     Section 11. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Stock Holding Company, shall receive and keep all the funds of the Stock Holding Company and shall pay out corporate funds on the check of the Stock Holding Company, signed in such manner as shall be authorized by the Board. The Treasurer shall have such other powers and duties as the Board shall from time to time prescribe.

     Section 12. Managing Officer. The Managing Officer, under the Board and its committees, and with the assistance of such assistant officers and employees as the Board may provide, shall have the care and management of all the Stock Holding Company's business, property, rights and affairs, not otherwise herein provided for.

                   ARTICLE VI. INDEMNIFICATION

     The Stock Holding Company shall indemnify its directors, officer, and employees in accordance with the following requirements:

     (a)  Definitions and rules of construction.

          (1)  Definitions for purposes of this Article

               (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

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               (ii) Court. The term "court" includes, without
limitation, any court to which or in which any appeal or proceeding for review is brought.

               (iii)     Final judgment. The term "final
judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

               (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

          (2) References in this Article to any individual or other person, including any savings bank, shall include legal representatives, successors, and assigns thereof.

     (b) General. Subject to paragraphs (c) and (f) of this Article, the Stock Holding Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Stock Holding Company, for:

          (1) Any amount for which that person becomes liable under a judgment in such action; and

          (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article if he or she attains a favorable judgment in such enforcement action.

     (c) Requirements. Indemnification shall be made to person under paragraph (b) of this Article only if:

          (1) Final judgment on the merits is in his or her favor;

          (2)  In case of:

               (i)  Settlement,

               (ii) Final judgment against him or her, or

               (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Stock Holding Company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Stock Holding Company or its members.

However, no indemnification shall be made unless the Stock Holding Company gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the Board of Directors shall be sent to the District Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Director of the Office advises the Stock Holding Company in writing, within such notice period, of his or her objection thereto.

     (d) Insurance. The Stock Holding Company shall obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. The Stock Holding Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     (e) Payment of expenses. If a majority of the directors of the Stock Holding Company conclude that, in connection with an action, any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph (e) shall prevent the directors of the Stock Holding Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Stock Holding Company. Before making advance payment of expenses under this paragraph (e), the Stock Holding Company shall obtain an agreement that the Stock Holding Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

     (f) Exclusiveness of provisions. The indemnification of any person referred to in paragraph (b) shall be governed solely by these bylaws as provided for in 12 C.F.R. Section545.121 (b) and the obtaining of insurance as referred to in paragraph (d) shall be governed by paragraph (d) of 12 C.F.R. Section545.121.


     ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Stock Holding Company shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Stock Holding Company authorized by the Board of Directors, attested by a treasurer or assistant treasurer or a secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Stock Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Stock Holding Company.

     All certificates surrendered to the Stock Holding Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Stock Holding Company as the Board of Directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the Stock Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Stock Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Stock Holding Company shall be deemed by the Stock Holding Company to be the owner for all purposes.

             ARTICLE VIII. FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Stock Holding Company shall end on March 31 of each year. The Stock Holding Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

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                     ARTICLE IX.  DIVIDENDS

     Subject to the terms of the Stock Holding Company's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Stock Holding Company may pay, dividends on its outstanding shares of capital stock.

                    ARTICLE X. CORPORATE SEAL

     The Board of Directors may provide the Stock Holding Company a seal, which shall be two concentric circles between which shall be the name of the Stock Holding Company. The year of incorporation or an emblem may appear in the center.

                     ARTICLE XI. AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and at any time by a majority vote of the full Board of Directors, or by a majority vote of the votes cast by the stockholders of the Stock Holding Company at any legal meeting.

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